Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-222212) of Aegon N.V. of our report dated March 22, 2019 relating to the financial statements of Transamerica Corporation Producers’ Stock Purchase Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers, LLP

Chicago, IL
March 22, 2019